UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2002
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure.

The following statement was release by Caterpillar Inc. on October 14, 2002. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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October 14, 2002

FOR IMMEDIATE RELEASE

CATERPILLAR STATEMENT

Due to lower industry demand for heavy-duty truck engines, Caterpillar's engine division will implement a series of temporary manufacturing shut downs and employee layoffs in the fourth quarter. The reductions will impact Caterpillar's Mossville, Ill. Engine Center, the Mapleton, Ill. foundry and the company's Fuel Systems facilities in Pontiac, Ill., Jefferson, Ga. and Thomasville, Ga.

Up to 3,270 management, salaried and manufacturing employees will be affected at this time. Included in this figure are 470 full-time hourly employees whose layoffs were previously announced on September 6, 2002. These actions are consistent with other cost reduction efforts the company is pursuing.

Eligible Caterpillar employees, in addition to unemployment insurance, will receive company benefits designed to ease the burden of layoff. Caterpillar is making every effort to minimize any hardship our employees and their families may experience during this difficult time.

Caterpillar Contact:
Carl Volz
Corporate Public Affairs
Peoria, Illinois
309/675-5819
volz_carl_m@cat.com

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 14, 2002	By:	/s/James B. Buda
James B. Buda
Vice President